UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2010

TERRA INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8520	52-1145429
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

Terra Centre 600 Fourth Street, P.O. Box 6000 Sioux City, Iowa	51102-6000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (712) 277-1340

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02             Unregistered Sales of Equity Securities

On March 15, 2010, Terra Industries Inc. (the “Company”) converted a total of 500 shares of its 4.25% Series A Cumulative Convertible Perpetual Preferred Shares (the “Preferred Shares”) into a total of 60,241 shares of the Company’s common stock (the “Common Stock”). The conversion was pursuant to the terms set forth in section 8 of the provisions of the charter of the Company establishing the terms of the Preferred Shares (the “Preferred Share Conversion Provisions”).

The shares of Common Stock were issued based upon a conversion rate of 120.4819 shares of Common Stock per Preferred Share pursuant to the terms set forth in the Preferred Share Conversion Provisions.  No Preferred Shares remain outstanding.

The shares of Common Stock were issued in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA INDUSTRIES INC.

By:	/s/ John W. Huey
Name: John W. Huey
Title: Vice President, General Counsel and Corporate Secretary

Date: March 15, 2010